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EXECUTION VERSION                      1
                                                                   EXHIBIT 10.24

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        Confidential Materials are omitted and filed separately with the
         Securities and Exchange Commission. Asterisks denote omissions.

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                   MASTER MANUFACTURING AND PURCHASE AGREEMENT
                        BULL HN INFORMATION SYSTEMS INC.
                                       AND
                              CASTLE NETWORKS, INC

Agreement entered into this 22nd day of September, 1999, by and between BULL HN INFORMATION SYSTEMS INC., ACTING THROUGH ITS BULL ELECTRONICS UNIT, a Delaware corporation, with offices at 1001 Pawtucket Boulevard, Lowell Massachusetts, 01854, hereinafter referred to as "BULL", and CASTLE NETWORKS, INC., a Delaware corporation, with principal offices at 1 Executive Drive, Chelmsford, MA, 01824, hereinafter referred to as "CNI".

Whereas, BULL agrees to manufacture and provide warranty and post warranty repair support for the products described on attached Schedule 1 ("Products") and sell the finished Products exclusively to CNI. CNI agrees to purchase the finished Products and post warranty repair services for such finished Products from BULL. The manufacture, sale, purchase, warranty and post warranty repair of the finished Products will be governed by the terms and conditions of this Agreement. Additional products as agreed to by the parties in a written amendment signed by duly authorized representatives of each party may be added to this Agreement from time to time, whereupon they shall be treated as "Products" under the terms of this Agreement such that the terms of this Agreement will cover any and all product manufactured by BULL for CNI.

Now, therefore, the parties hereby agree as follows:

This Agreement consists of the attached following GENERAL TERMS AND CONDITIONS and the following Schedules (as applicable):

                  Schedule 1 - Product Specifications and Product Pricing
                  Schedule 2 - Quality Requirements
                  Schedule 3 - Approved Vendor List
                  Schedule 4 - Test Programs and Fixtures

1.   PRODUCT PURCHASE PRICES

1.1  Purchase prices ("Purchase Prices") for the Products are set forth on
Schedule 2 and are assumed to provide the basis as the "not to exceed" purchase price for the term of the agreement. Prices shall be adjusted in accordance with the provision below, entitled Continuous Improvement. Purchase Prices are FOB common carrier at BULL's plant of manufacture and are net of all taxes, duties, and all other charges. Freight costs shall be separately invoiced to CNI based on BULL's actual costs.


CASTLE NETWORKS, INC.                                       COMPANY CONFIDENTIAL

EXECUTION VERSION                      2



Confidential Materials are omitted and filed separately with the Securities and
                Exchange Commission. Asterisks denote omissions.



1.2 Price decreases based upon the pricing formula in 1.4 below, shall be passed on to CNI as they occur, except as otherwise specifically set forth herein. All Product Purchase Prices will be reviewed by CNI and BULL on a quarterly basis to commence on or about the 90th day following the initial agreement's effective date. CNI will be given thirty (30) days notice of any price change which apply only to orders scheduled after the effective date of the price change as agreed to by the parties. Only in the event of any Industry-wide or sole source "custom component" shortage of components affecting price or delivery schedules, will CNI agree to negotiate with BULL equitable upward adjustments to the Purchase Prices and delivery schedules, otherwise prices are not to increase for the following one year term.

CNI recognizes that as prices on components decline, BULL may have long lead and custom component Inventory on hand in excess of 30 days supply. Only for long lead time and custom parts for which CNI has approved BULL to purchase will price reductions be delayed until CNI's attributable share of the higher cost components are consumed.

1.3 Subject to adjustments under this Agreement the Purchase Price for Products shall be set forth in Schedule 1 attached hereto, as amended from time to time by mutual written agreement of the parties.

1.4 Purchase Prices for Products shall be based upon component and manufacturing cost plus an agreed to gross profit margin of [**] percent ([**]%). Purchase Prices shall be adjusted for the following factors:

* verified increases, beyond the reasonable control of BULL due to broad shortages of standard components or shortages of custom components as specified by Castle, in the actual costs for such custom components;

*    decreases in Material Components costs or manufacturing overhead;

*    Continuous Improvement adjustments; or

*    increases in overall manufacturing volumes and run volumes.

2.   QUALITY IMPROVEMENT

2.1 BULL shall have a documented plan for continuously assessing and improving the quality and reliability of Products. BULL's Quality Improvement Plan (QIP) shall incorporate a well-defined set of metrics, in a form mutually agreed to by the parties, that will assess BULL's internal manufacturing, procurement and logistics efficiency in order to improve BULL's performance for Products sold to CNI. Metric Collection, analysis and reporting should be conducted on a continual basis. Both field performance and in-process data shall be utilized. All information in BULL's QIP shall be made available for review by CNI, including, but not limited to, plans, procedures and results, provided that such information shall be considered BULL


CASTLE NETWORKS, INC.                                       COMPANY CONFIDENTIAL

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EXECUTION VERSION                      3



Confidential Materials are omitted and filed separately with the Securities and
                Exchange Commission. Asterisks denote omissions.


Confidential and Proprietary and treated in accordance with the provisions of this Agreement governing the use of Confidential and Proprietary Information.


3.   CONTINUOUS IMPROVEMENT

3.1 CNI and BULL agree that the parties shall identify areas for BULL's continuous improvement in cost, ("Continuous Improvement") over the term of this Agreement with regard to board level assemblies. CNI and BULL agree that BULL will use its commercially reasonable best efforts to achieve at a minimum [**] percent ([**]%) Continuous Improvement in efficiency and cost Improvements, to CNI at the commencement of Year two (2) of this Agreement Year two (2) shall be defined as commencing precisely one (1) year after the date on which this Agreement shall take effect. CNI and BULL further agree that, should this Agreement be extended, at the commencement of Year three (3) of this Agreement BULL will use its commercially reasonable best efforts to achieve at a minimum [**] percent ([**]%) Continuous Improvement over and above those Continuous Improvement savings achieved at the commencement of Year two (2). Year three (3) shall be defined as commencing precisely two (2) years after the date on which this Agreement shall take effect. However, should BULL have the ability to offer Continuous Improvement savings prior to the commencement of Year two (2) of this Agreement, CNI shall receive such savings when such savings may feasibly be offered, subject to the limitations on passing on such savings as are set forth in Section 1.2.

3.2 For the purpose of this section, the term "Continuous Improvement" shall mean improved cost measured by one or more dearly measurable parameters, taken together, on a year over year basis. The Continuous Improvement shall be measured over the Products purchased.

3.3 If BULL fails to meet Continuous Improvement commitments based upon the identified parameters within the time frames set forth, then BULL must present to CNI a detailed competitive analysis by component for each board level item purchased. The competitive analysis will show component, quantity purchased, vendor costs from the vendor(s) on the AVL during the past 12 months and cost BULL paid for components. For lost savings (Continuous Improvements) opportunities of a material nature involving the "Category A" Material Components, BULL will present a plan to recapture savings over like time frame's future purchases. For the purposes of this Agreement "Category A Components" are those components identified as such on the mutually agreed to costed bills of Materials, which components are specified by CNI and are either typically unique, high cost and/or custom.

In CNI's sole discretion, failure by BULL to demonstrate the ability to deliver competitive priced product will result in termination of this Contract.

3.4 BULL and CNI shall meet once every three months to assess BULL's progress towards implementation of Continuous Improvement commitments. These quarterly meetings shall also serve as the appropriate forum for CNI and BULL to discuss all issues related to Continuous Improvement goals.


CASTLE NETWORKS, INC.                                       COMPANY CONFIDENTIAL

EXECUTION VERSION                      4



4.   CNI PURCHASE ORDERS

4.1 Material Components will be purchased and Products will be manufactured and shipped according to a mutually agreed schedule and consistent with applicable Product Lead-Times of no longer than ninety (90) days, unless otherwise agreed in writing by the parties. Once agreed to, purchase of Material Components as well as manufacture and shipment of Products will be in accordance with CNI's Purchase Orders ("Purchase Orders").

Purchase Orders may be issued in hard copy or electronically ("EDI"), subject to the parties having entered into a mutually acceptable EDI Agreement, and will be issued at intervals as mutually agreed. Purchase Orders are firm and will cover a minimum of ninety (90) days or the stated lead times. Purchase Orders will state the item(s) to be purchased, the number of Products to be manufactured and shipped during the period covered by the Purchase Order, as well as CNI's required delivery date, (which required delivery date shall be consistent with then current Product Lead Times unless otherwise agreed in writing by the parties) and agreed to unit price consistent with the terms of this Agreement. Purchase Orders will be accepted or rejected in writing by BULL within three (3) business days of receipt for forecasted quantities, but in no event more than five (5) business days. Orders not so rejected are deemed accepted. BULL shall have the right to reject only those Purchase Orders for Product that are not issued in accordance with the terms of this Agreement. In the event that CNI suffers a material adverse change in its credit or financial situation or payment history which in BULL's reasonable judgment puts BULL at substantially greater credit risk, BULL may require acceptable security or guarantees for payment or pre-payment of orders, subject to a reasonable pre-payment discount, if such prepayment discount is appropriate, until such time as CNI's creditworthiness is restored.

Any Purchase Order shall otherwise automatically be deemed to include, without the necessity of reference, all the other terms and conditions of this Agreement. The preprinted terms and conditions on the face and reverse side of each Purchase Order or order acknowledgement shall automatically be deemed deleted and inapplicable without the necessity of a statement to that effect on the face of the Purchase Order.

4.2 Delivery F.O.B. common carrier at BULL's plant of manufacture of any Product subject to an accepted Purchase Order shall be made in accordance with the confirmed date of delivery set forth in BULL's acceptance of the Purchase Order, where such confirmed date shall be the requested delivery date if such requested delivery date is either (a) consistent with BULL's then quoted Product Lead-Times or (b) consistent with BULL's written agreement to delivery earlier than the then quoted Product Lead-Times, provided that in either event, BULL has received all CNI supplied Documentation and Tooling, if any are required. BULL shall have the right to deliver Product F.O.B. BULL's plant of manufacture either on the confirmed delivery date or up the five (5) business days earlier than the confirmed delivery date for the delivery to be considered "On-Time". BULL will provide CNI with monthly reports of its On-Time delivery record and shall review with CNI on a quarterly basis such reports. If BULL fails to deliver a Product On-Time due to causes within BULL's control, CNI's sole and exclusive remedy and BULL's entire liability shall be for CNI to terminate this Agreement upon written notice to BULL, subject to CNI's obligation to pay for Product covered by Purchase Order accepted by BULL prior to the date of CNI's notice of termination and CNI's obligation to pay BULL for



CASTLE NETWORKS, INC.                                       COMPANY CONFIDENTIAL

EXECUTION VERSION                      5




Material Components procured by BULL as of the date of CNI's notice of termination based on CNI's Purchase Orders and the first ninety (90) days of CNI's then current Product Forecast

4.3 CNI shall provide BULL on a monthly basis with a twelve (12) month rolling forecast of Product purchases broken down by calendar month (the "Forecast"). The Forecast beyond ninety (90) days (or some other mutually agreed period) are for planning purposes only, are not firm.

4.4 BULL will purchase only the Material Components required to manufacture Products according to the quantity and delivery schedules set forth in Purchase Orders issued by CNI during the term of this Agreement. BULL will purchase Material Components for the Products according to CNI's Approved Vendor List ("AVL"). With CNIs prior written consent which my be evidenced through CNI Purchase Orders for Material Components, BULL may purchase Material Components in excess of the requirements set forth for Products subject to CNI issued, non-cancellable, nonreschedulable Purchase Orders such as Long Lead Time Material Components or Minimum Buy Material Components. These instances will be discussed and agreed to in writing by the parties prior to any actual purchase.

For purposes of this Agreement, the term "Long Lead Time Material Component" is defined as those Material Components either identified on the BOM or which cannot be delivered to BULL's factory within the then current Product Lead-Time, as quoted by BULL to CNI for a particular Product. A Product's "Lead-Time" is defined as the amount of time following BULL's acceptance of CNI's Purchase Order for a Product that is required for BULL, in the exercise of its reasonable commercial efforts to (a) receive all Material Components, Documentation and Tooling, (b) manufacture and assemble, if applicable, the Product to CNI's Specifications and (c) deliver the Products F.O.B. BULL's factory. BULL shall provide CNI with an update to the list of Long Lead Time Material Components on a quarterly basis. If BULL provides no update, CNI may rely upon the previously provided list of Long Lead Time Material Components.

For purposes of this Agreement the term "Minimum Buy Material Component" is defined as those Material Components which BULL must procure for CNI in a quantity that exceeds the quantity that BULL needs to complete the build out of the quantity of Products subject to accepted Purchase Orders but which, when procured in such quantity, may allow CNI to benefit from a reduced material cost and lower Product Purchase Price. BULL shall provide CNI with an update to the list of any Minimum Buy Material Components on a quarterly basis. If BULL provides no update, CNI may rely upon the previously provided list of Minimum Buy Material Components.

5.   PAYMENT TERMS

5.1 Payment terms are the following: net thirty (30) days from invoice date in United States dollars. The invoice date for Product shall be no earlier than the ship date. Acceptance of a partial payment will not be a waiver of the right to be paid the remainder due.

In addition, if CNI fails to pay any sums by their due date, BULL shall have the right to invoice an annual amount of interest on past due amounts equal to the then current annual prime rate of interest plus three percentage points. BULL shall have the right to reject Purchase Orders and/or withhold shipment of Products subject to accepted Purchase Orders if CNI no longer satisfies


CASTLE NETWORKS, INC.                                       COMPANY CONFIDENTIAL

EXECUTION VERSION                      6



BULL's reasonable credit requirements until such time as CNI comes into compliance with such requirements and/or provides BULL with acceptable security or guarantees for payment. Notwithstanding the above, BULL's right to invoice interest for Products delivered late due to factors within Bull's reasonable control shall arise only after that number of days that the Product was late following the due date, with interest accruing as of the original due date.

Authorized Credit Limit Process: As of the Effective Date, BULL shall reasonably determine CNI's maximum credit limit based on a review of applicable financial information from CNI (the "'Authorized Credit Limit"). If, at any time during the Term of this Agreement the aggregate dollar value of (a) BULL's issued but unpaid invoices for Products and other Material Components or services under this Agreement, (b) CNI's issued Purchase Orders that have been accepted by BULL and (c) the material and material handling cost of Material Components procured by BULL for CNI that are Long Lead Time Components and/or Minimum Buy Components (collectively, the "CNI's Current Account") is equal to or exceeds the Authorized Credit Limit, BULL shall provide immediate notice of such circumstance to CNI and if CNI has not remedied the situation within 5 business days, BULL shall have the right to withhold delivery of any Product subject to an accepted Purchase Order and/or refuse to accept any new Purchase Orders unless and until CNI either pays down the CNI's Current Account so that it is sufficiently below its Authorized Credit Limit to permit BULL to deliver Products subject to accepted CNI Orders and/or accept new Purchase Orders or provides BULL with alternative security and/or guarantees reasonably acceptable to BULL.

At any time during the Term of the Agreement the Authorized Credit Limit may be reviewed and adjusted upward, downward or maintained the same by BULL based on material changes in the financial condition of CNI and/or the volume of Products that CNI is likely to order from BULL. If and to the extent that BULL makes a change to the Authorized Credit Limit, it shall do so in writing to CNI and the new Authorized Credit Limit shall be considered the then current Authorized Credit Limit until BULL provides advance notice to CNI to the contrary.

6.   WARRANTIES, REMEDIES, LIMITATION OF LIABILITY

6.1 BULL warrants that its contracted services, including but not limited to, fabrication, testing, and handling shall be carried out in a workmanlike manner, in conformity with Bull's quotes and the agreed upon specifications as set forth in this Agreement and all schedules and appendices hereto and further shall result in Products that are free from defects proximately resulting from Bull's work and services or failure to correctly carry out or complete such work and services for twelve (12) months from the Product ship date (the "Product Warranty"),

6.2 In addition, BULL shall use its commercially reasonable best efforts to obtain from its suppliers any warranties with regard to quality, workmanship and intellectual property rights indemnification that are transferable to CNI, and BULL shall so transfer those benefits to CNI so that they are enforceable by CNI.

6.3 The Product Warranty shall not apply to any defect or nonconformity that is caused by (i) defect in any Material Components or any related items provided by CNI, (ii) Product that is abused, damaged, altered or misused other than by BULL, (iii) Product damaged by external causes not directly contributed to by BULL, (iv) any defect in a Product' s functionality not


CASTLE NETWORKS, INC.                                       COMPANY CONFIDENTIAL

EXECUTION VERSION                      7



covered by the mutually approved test procedures to be used by BULL, (v) normal wear and tear, (vi) shipping or transportation after delivery F.O.B. BULL's factory or (vii) any attempted repair or repair done by any third party not authorized by BULL.

Notwithstanding anything to the contrary set forth in the immediately preceding sentence, if BULL purchases Material Components from CNI's designated suppliers and the Material Components delivered to BULL (a) do not conform to the Material Components ordered by BULL in terms of manufacturer, manufacturer part number, BULL part number, quantity or packaging based on BULL's visual inspection or (b) are discovered by BULL not to be as warranted by the supplier or manufacturer either by visual inspection or through any testing that BULL has agreed to perform for the Products as part of the Purchase Price to be paid by CNI for such Products prior to the shipment of Products from BULL's facility that includes such Material Components, subject to confirmation by the manufacturer that the Material Components are not as warranted, BULL shall be responsible for returning the non-conforming or defective Material Components to CNI's designated supplier for repair or replacement in accordance with the supplier's and/or manufactures return and/or warranty procedures, including, without limitation, warranty exclusions, all at no charge to CNI. Upon receipt by BULL of repaired or replacement Material Components, BULL shall use the repaired or replacement Material Components in Products to be built for CNI. BULL shall notify CNI of any delay in the delivery of Product caused by the receipt of non-conforming or defective Material Components and shall be relieved of any liability associated with the delay in delivering Product to CNI that has non-conforming or defective Material Components.

If CNI discovers Products shipped by BULL to CNI have Material Components that are not as warranted by the manufacturer within the applicable manufacturer warranty period, subject to reasonable confirmation by the manufacturer that the Material Components are not as warranted during the applicable warranty period, BULL shall assist CNI in the return of any such Material Components to the supplier or manufacturer and shall work with the supplier or manufacturer to obtain repaired or replacement Material Components for use by BULL in the manufacture of replacement Products. Notwithstanding the foregoing, the presence of Material Components that are not as warranted by the manufacturer in Product shipped to CNI shall not relieve CNI from its obligation to pay for such Products if, in conducting the agreed upon incoming inspection, component assembly and Product tests for which BULL has quoted CNI the Product Purchase Price, BULL could not have reasonably discovered that the Material Components were not as warranted nor shall BULL have any liability for any costs incurred by CNI in the discovery of such Material Components or in the removal of such Material Components from Product shipped by BULL to CNI. If and to the extent that CNI elects to have BULL manufacture additional Product using repaired or replacement Material Components obtained from the supplier or manufacturer, CNI shall also pay for such additional Products.

The foregoing two paragraphs sets forth BULL's entire liability and CNI's sole and exclusive remedy in connection with non-conforming Material Components or Material Components found and confirmed not to be as warranted.

6.4 Completion of Product Acceptance Tests or incoming inspection shall not void BULL's other warranties hereunder. CNI may perform acceptance testing which measures a different array of performance criteria but the parties agree that the mutually agreed upon Product


CASTLE NETWORKS, INC.                                       COMPANY CONFIDENTIAL

EXECUTION VERSION                      8


Acceptance Test Will be the measurement standard to determine if the Product meets specifications.

6.5 ALL CLAIMS FOR BREACH OF WARRANTY MUST BE RECEIVED BY BULL WITHIN ONE (1) YEAR AFTER PRODUCT IS SHIPPED TO CNI OR AT CNI'S INSTRUCTION, TO A CNI CUSTOMER.

6.6 EXCEPT AS EXPRESSLY SET FORTH IN THIS AGREEMENT, BULL MAKES, AND CNI RECEIVES, NO OTHER WARRANTY, EXPRESS OR IMPLIED. ALL WARRANTIES OF MERCHANTABILITY AND FITNESS FOR A PARTICULAR PURPOSE OR USE ARE EXPRESSLY DISCLAIMED.

6.7 Except as expressly set forth herein, or otherwise agreed to in writing, BULL makes no warranty that the Products will (i) meet any specification not made known to and agreed to by BULL, or (ii) receive the approval of or be certified by underwriters laboratory, any federal, state, local or foreign government agency (including without limitation The Federal Communications Commission) or any other person or entity. BULL assumes no responsibility for obtaining such approvals or certifications, or meeting such specifications.

6.8 As part of the warranty provided by BULL to CNI with respect to the workmanship of its Products, BULL further warrants that all Product shall be manufactured in accordance with the following standards:

Workmanship:               J-STD-001
Solder:                    IPC-A-610, Class 2
ESD:                       MIL-STD-1686

In addition, BULL shall provide written documentation of the Year 2000 (Y2K) compliance of its production machinery, systems and testing or if not yet compliant present in writing the plan to achieve Y2K compliance with quarterly status reviews presented to CNI.

6.9 CNI's remedy for breach of the Product Warranty shall be, at BULL's option, repair or replacement by BULL of defective Products returned to BULL at a facility of its choice in Massachusetts. Prior to returning any Product that CNI claims to be not as warranted by BULL, CNI shall follow Bull's reasonable Return Material Authorization ("RMA") Procedures. BULL shall promptly provide and shall not unreasonably withhold or delay the issuance of a RMA number. In addition, BULL's obligation to repair or replace any returned Product after having issued a RMA number is conditioned on BULL's verification that all of BULL's reasonable Valid Warranty Claim Requirements have been met. BULL shall be responsible for all warranty expenses including the costs of incoming and outgoing shipment for warranty repair, unless the returned Product is found by BULL not to have met all of BULL's then current Valid Warranty Claim Requirements, in which event CNI shall pay BULL for the standard rate costs incurred prior to the determination that such requirements have not been met. All repairs and replacements will be made and Product will be returned to CNI, or delivered to destination as directed by CNI, within fifteen (15) days of receipt by BULL. Products requiring repair more than 2 times shall be replaced by BULL. BULL recognizes that as the contract manufacturer of CNI Product that CNI does not possess all the test equipment necessary for in-depth testing prior to


CASTLE NETWORKS, INC.                                       COMPANY CONFIDENTIAL

EXECUTION VERSION                      9

Confidential Materials are omitted and filed separately with the Securities and
                Exchange Commission. Asterisks denote omissions.


return to BULL. CNI shall work with BULL to coordinate and support the fifteen
(15) day cycle. In any instance where BULL fails to deliver repaired or replaced Product within fifteen (15) days of receipt of defective Product (subject to material component availability at the time BULL receives the defective Product), then CNI shall be entitled to a credit of the purchase price of the defective Product as its sole and exclusive remedy and BULL's entire liability for single instances of such failure. Should BULL fail, on a continuing basis, to meet the requirements for repairs set forth herein after notice by CNI and BULL's failure to cure within a reasonable time, CNI shall have its full rights and remedies at law or in equity for redress, subject to the limitation of damages as set forth in Section 6.15.

6.10 BULL's warranty obligations will cease upon the earlier of the agreed upon warranty period or, in the case of particular Products requiring BULL to have test equipment on site, then upon BULL's fulfillment of CNI's request to return any CNI owned applicable test equipment and test fixtures required to fulfill the warranty repair process.

6.11 BULL shall not be responsible for defects resulting from CNI's failure to provide accurate and complete manufacturing documentation, unless BULL fails to advise CNI of errors or omissions which BULL either recognizes or, in the exercise of due care as a manufacturing sub-contractor, should have recognized.

6.12 BULL will repair and/or upgrade Products which are outside the warranty period at mutually agreed prices and terms and conditions to be negotiated by the parties on a per product basis.

6.13 If at least [**] percent ([**]%) of the same type of tested Products by BULL over at least [**] ([**]) shipments are confirmed by BULL to have the same or substantially the same defend not resulting from Bull's services failure to conform to the warranty as provided herein and as a result of CNI's design of the Product and/or applicable Specifications or where the parties are unable to reasonably determine the cause of the defect, such defect shall be deemed to be an epidemic design failure ("Epidemic Design Failure") for purposes of this Agreement. BULL shall notify CNI of any Epidemic Design Failure and CNI shall promptly take appropriate corrective action to remedy the Epidemic Design Failure at its expense, including, without limitation, through appropriate modifications to the Specification. BULL's obligation with respect to any Epidemic Design Failure shall be limited to providing CNI with reasonable technical support and assistance in allowing CNI to diagnose the Epidemic Design Failure and implement appropriate corrective action, provided that CNI shall remain liable to BULL for the Product notwithstanding the defect discovered. In the event that such [**]% level of failures results solely from BULL's services failure to conform to the warranty as provided herein BULL shall reimburse CNI for all the costs of any reasonable program to upgrade or replace all such products at risk of such failure in the field, subject to the limitation of damages as contained in Section 6.15.

6.14 BULL warrants that it shall maintain all finished goods or consigned materials which have been purchased by CNI and are on BULL's or BULL's subcontractor's sites shall be separately stored, labeled as CNI property and shall be kept free of all liens and attachments.


CASTLE NETWORKS, INC.                                       COMPANY CONFIDENTIAL

EXECUTION VERSION                      10



6.15 In no event shall either party be liable to the other for any indirect, incidental or consequential damages, Including, without limitation, any lost profits, provided that the damages that are otherwise covered by indemnities set forth in this Agreement shall not be excluded by the foregoing sentence. In no event shall either party's liability for any damages arising out of this Agreement exceed $2,000,000.

7.    INSPECTION

7.1 CNI will have the right to perform random inspection of Products to be shipped by BULL and give BULL written notice of any defects or other discrepancies within two (2) days of inspection. Inspection shall not relieve BULL of warranty responsibility.

7.2 CNI shall have the right to conduct due diligence inspection and testing at BULL's, and any of its subcontractors, facilities at any point(s) or on a continuing basis as CNI may deem appropriate. CNI will provide BULL a reasonable (usually 2 business days) notice prior to inspection unless the nature of the inspection results from a direct and immediate impact to CNI Product and business, in which case, inspection will be immediate. Source Inspection applies to all Products, sub-assemblies and components. Source Inspection will be permitted upon Products, sub-assemblies and components by a CNI representative. When requested, BULL will furnish CNI with full access to its facilities and those of its subcontractors and the appropriate documentation (i) proving that the PRODUCT does conform to all contractual specifications, and (ii) showing BULL's projected failure rate, along with the test data that substantiates the conformance Products, sub-assemblies and components prior to shipment. CNI reserves the right to perform testing to confirm the supplied data at BULL's facility.

7.3 Where CNI Quality Management finds received PRODUCTS do not meet contractual requirements, the cost of inspection and testing, replacement and shipping shall be incurred by BULL in accordance with BULL's Warranty for such PRODUCTS set forth in this Agreement.

7.4 CNI reserves the right to have BULL inspect 100% of any Product that does not meet contractual Specifications in accordance with BULL's Warranty for such PRODUCTS set forth in this Agreement at BULL's cost.

7.5 On no less frequently than a quarterly basis, CNI shall share with Bull its failure analysis of Products at the burn-in and functional test levels to the extent performed by CNI.

8.    OWNERSHIP OF PRODUCT

8.1 CNI shall retain sole and exclusive Ownership rights to the Product(s) manufactured by BULL and shall have the exclusive right to market and manufacture, or have the Product manufactured by third parties at its discretion, provided that BULL shall have no warranty Obligation with respect to such third party manufactured Product.

9.    PRIMARY CONTACT PERSON

9.1 Each Party shall assign one individual to act as Primary contact person for business and one person to act as primary contact person for technical interactions between CNI and BULL.


CASTLE NETWORKS, INC.                                       COMPANY CONFIDENTIAL

EXECUTION VERSION                      11


Confidential Materials are omitted and filed separately with the Securities and
                Exchange Commission. Asterisks denote omissions.


10.   RESCHEDULING AND CANCELLATION

10.1 CNI may reschedule products previously released for production at no charge, for a Period of no more than ninety (90) days from the original scheduled date, for the listed quantities and upon the following terms:

DAYS' NOTICE IN ADVANCE OF
ORIGINAL SCHEDULED DELIVERY
DATE THAT RESCHEDULING NOTICE
IS RECEIVED BY BULL                     % OF PRODUCT ON ORDER
-------------------                     ---------------------
0 - 30                                  [**]%
31 - 60                                 [**]%
61 - 90                                 [**]%

CNI may cancel product at any time subject to the terms of Clause 13.0 Inventory Indemnification as agreed to by the parties.

Any schedule acceleration or volume increases requested by CNI will be subject to Material Component availability.

If CNI reschedules any Products subject to accepted Purchase Orders in accordance with the terms of this Section and if, as a result of such rescheduling, BULL must hold in its inventory for more than ninety (90) days (i) Category A Components procured by BULL to complete the manufacture of Products subject to accepted Purchase Orders that have now been rescheduled and/or (ii) Work in Process ("WIP") made by BULL to complete the manufacture of Products subject to accepted Purchase Orders that have now been rescheduled, then BULL reserves the right to invoice CNI an amount equal to [**] percent ([**]%) of BULL's Material Component cost for all Category A components so held and WIP that Bull must hold in its inventory for more than ninety (90) days as a result of CNI's reschedule request. CNI shall pay the amount invoiced by BULL under the preceding sentence thirty (30) days from the date of BULL's invoice.

11.   NON-RECURRING ENGINEERING CHARGES

11.1 CNI and BULL will mutually agree on BULL provided non-recurring engineering, set up and tooling charges ("NRE") required to manufacture the Products. NRE, set-up, and tooling charges will be paid in full (via an invoice from BULL) within thirty (30) days after BULL's completion of the NRE item. All work product (such as: Genrad test fixtures; Unicam programming, Flying probe test program, etc.) from NRE carried out by BULL under the terms hereof, including any ideas or concepts either patentable or otherwise shall be owned by CNI and BULL shall have a right to use such work product solely in the conduct of this Agreement for the benefit of CNI.

12.   CHANGES TO THE PRODUCTS

CASTLE NETWORKS, INC.                                       COMPANY CONFIDENTIAL

EXECUTION VERSION                      12



Confidential Materials are omitted and filed separately with the Securities and
                Exchange Commission. Asterisks denote omissions.


12.1 BULL will not make any changes to the Products without CNI's prior written authorization. BULL will make CNI requested engineering changes ("EC") to the Products as required by the CNI EC. An EC request will include sufficient information for evaluation of its feasibility and cost impact. BULL will respond to EC requests in writing and provide cost and other relevant data within ten
(10) business days after receipt of the EC.

12.2 CNI may from time to time change the Specifications for the Products or the work required of BULL hereunder and BULL agrees to implement the change per CNI's request and schedule. If changes result in a change in BULL's costs or in the time for performance an equitable adjustment will be made. Any adjustment must be in writing and BULL shall not be required to implement such change until the Parties have mutually agreed upon the price. In the event of a change necessitated by safety requirements, or law, BULL agrees to implement said change in a time frame that correlates to the nature of, and timeframe requirement associated with the event.

12.3 BULL agrees not to make any changes in its processes or manufacturing standards which would affect form, fit or function of the Product reliability, maintainability, interchangeability, cosmetic change, without first obtaining written agreement from CNI. BULL will notify CNI at least ninety (90) days in advance of any such changes.

12.4 BULL agrees to provide CNI with [**] days' notice in the event they will no longer be able or willing to produce Product for CNI, and will allow CNI the opportunity to place a last time buy of Product

For purposes of this Agreement, there shall be "Insufficient Product Demand" for a Product if there are no quantities of such Product on an accepted Purchase Order with a scheduled delivery date for at least [**] days. For any Product for which there is Insufficient Product Demand, BULL shall notify CNI and shortly thereafter, BULL shall provide CNI with a detailed listing of any Long Lead Time Components, Minimum Buy Components and other procured but unused Material Components that were procured by BULL to cover CNI's Purchase Orders (the "Unused Material List").

BULL and CNI shall negotiate a mutually acceptable disposition of the materials on the Unused Material List. If the parties fail to mutually agree upon an acceptable disposition of all of the materials on the Unused Material List within sixty (60) days following the date that there is Insufficient Product Demand for the Product(s) that would otherwise require the material on the Unused Material List, then, BULL shall have the right to invoice and CNI shall pay BULL within thirty (30) days of the invoice date for BULL's material costs and material handling costs applicable to the Material Components on the Unused Material List for which there is no mutual agreement on an acceptable disposition. BULL shall deliver all Material Components for which BULL invoices such costs to CNI F.O.B. common carrier at BULL's plant of manufacture, with delivery occurring on the date BULL issues such invoice.

13.   INVENTORY INDEMNIFICATION



CASTLE NETWORKS, INC.                                       COMPANY CONFIDENTIAL

EXECUTION VERSION                      13



13.1 Upon cancellation of a Purchase Order, or upon expiration of this Agreement or termination of this Agreement for any reason, CNI shall be responsible for:

(i) all finished Products scheduled for shipment within thirty (30) days immediately following BULL's receipt of the cancellation or termination notice (the "Notice"); and all additional finished goods as mutually agreed to in writing, including finished goods that were rescheduled for no more than a period of ninety (90) days per Section 10 of this Agreement, and

(ii)  all work-in-process at receipt of the Notice; and

(iii) all components, subassemblies and other Material Components purchased to fill a Purchase Order or authorized to be purchased by CNI which are on hand or on order at receipt of the Notice. Without limitation this includes Piece Part Inventory made obsolete or excessive due to changes to the Specifications or Products, minimum buy quantities, and reel quantities.

Item (i)-(iii) are referred to as the "Termination Inventory". In calculating the quantity of finished Products under (i) above, Products rescheduled for manufacture and shipment during the thirty (30) days immediately prior to receipt of the Notice may be counted by BULL.

13.2 BULL will make every reasonable effort to use and take all steps to minimize the cost of the Termination Inventory on other current programs at the Plant where the Products are manufactured, will make every reasonable effort to cancel all outstanding Material Component orders with vendors, and will attempt to return piece parts to vendors. CNI will be responsible for costs, charges and fees actually incurred by BULL to cancel or return any portion of the Termination Inventory to vendors and, upon mutual agreement, the cost to modify the Products for other programs.

13.3 Upon sixty (60) days from termination or cancellation, BULL has the right to invoice CNI for the Termination Inventory remaining after vendor cancellations and returns and after other program use, as follows: (i) for Piece
Part Inventory and all other items described in Section 13.1 (iii) above, at BULL's material cost and material acquisition cost. BULL will provide CNI with evidence of its material cost upon request. (ii) for WIP, at a reasonable pro rata percentage of the finished Product purchase price; and (iii) for finished Product, at the Purchase Price, in effect at termination or cancellation. CNI will be responsible for any negative price differentials between the price BULL paid for the items described in Section 13.1(iii) and the price at which BULL was able to return and/or utilize the items on other programs. BULL will credit CNI for any positive price differentials.

14.   TERM AND TERMINATION

14.1 The term of this Agreement shall be two (2) years from the Effective Date and, unless terminated as provided for below, will be automatically renewed for one (1) year periods for as long as BULL retains manufacturing responsibilities for the Products.

14.2 This Agreement may be terminated by either party upon the occurrence of any one or more of the following events:

CASTLE NETWORKS, INC.                                       COMPANY CONFIDENTIAL

EXECUTION VERSION                      14



            (i) failure by either party to perform any of its material performance obligations under this Agreement and to cure such failure within thirty (30) days after receipt of written notice describing the failure in sufficient detail, or if the failure cannot be completely cured within thirty (30) days, failure to make substantial progress towards a cure within the thirty (30) day period; or

            (ii) entering into or filing of a petition, arrangement or proceeding seeking: an order for relief under the bankruptcy laws of the United States or similar laws of any other jurisdiction; a receivership for any of its assets; a composition with or assignment for the benefit of its creditors; a readjustment or debt, or its dissolution or liquidation.

14.3 CNI reserves the right to terminate this Agreement at any time for convenience upon one hundred and eighty (180) days notice without charge or cost except for any charges accruing pursuant to the terms of Clause 13.0 Inventory Indemnification.

15.   SPACE ALLOCATION

15.1 BULL agrees to allocate and reserve secured environmentally controlled space for CNI finished goods inventory, at no charge to CNI. BULL will provide regular access during working hours as well as access during non-working hours on an emergency basis.

16.   TRADEMARKS AND PUBLIC ANNOUNCEMENTS

16.1 This Agreement shall not include any license or right for either party to use any trademark or trade name used or claimed by the other (including but not limited to the name "Castle Networks, INC." or "BULL" or "BULL ELECTRONICS"), (the "Trademarks") or coined words or combinations containing the name or parts thereof in the business name of the other or of any Affiliate or the other in connection with the business of any of them. All uses of Trademarks by each party in connection with the products or the packaging thereof shall be in strict compliance with any conventions of the other concerning the same.

16.2 Neither party shall publicly disclose the existence of this Agreement or use the other's name in any public announcement or literature, without the written consent of the other party, and neither party shall disclose the specific terms and conditions of this Agreement except by written agreement between the parties or as required by law or court order.

17.   PROPRIETARY DATA

17.1 Any confidential or proprietary data and/or trade secret information disclosed by CNI to BULL either orally or in writing shall not be used by BULL except as may be required to manufacture the products sold hereunder, nor shall either party disclose any of the other's proprietary or confidential data or trade secret information to third party without the other's prior written consent, for a period of three (3) years after the date of its original disclosure, unless such data or information was already known to the general public in tangible, demonstrable form or the other already had lawful knowledge of same in tangible demonstrable form or later lawfully acquires same from another source in tangible, demonstrable, unrestricted form. All such confidential or proprietary data shall be so labeled by each party and returned to the disclosing


CASTLE NETWORKS, INC.                                       COMPANY CONFIDENTIAL

EXECUTION VERSION                      15



party upon the earlier of (a) a written request from the disclosing party or (b) termination of this Agreement.

18.   USE OF SUBCONTRACTORS

18.1 BULL agrees that it will not use any third party subcontractors to provide services with regard to the manufacture of CNI product without CNI's prior written consent

18.2 BULL agrees to provide CNI with ninety (90) days' written notice in the event of a change of location of BULL manufacturing site.

19.   GENERAL

19.1 All work or SERVICES furnished by BULL or by persons furnished by BULL, including its subcontractors (if any) pursuant to this Agreement shall be performed in a proper and workmanlike manner and as an Independent Contractor and not as the agent of CNI. All persons furnished by BULL and its subcontractors (if any) shall be considered solely BULL's and its subcontractors' (if any) employees or agents, and BULL and its subcontractors (if any) shall be responsible for compliance with all laws, rules, and regulations including, but not limited to employment of labor, hours of labor, working conditions, worker's compensation, payment of wages, and payment of taxes, such as unemployment, social security and offer payroll taxes, including applicable contributions from such persons when required by law. BULL and its subcontractors (if any) shall indemnify, hold harmless, and defend CNI from and against any claim or lawsuits arising out of BULL's and its subcontractors' (if any) failure to comply with any such law, rules or regulations.

19.2 Each party (the "Indemnifying Party") shall indemnify, hold harmless and defend the other (the "Indemnified Party") from and against any loss, cost liabilities, claim or demands (including the costs, expenses and attorney's fees) that may be made by anyone for injuries including death to persons or damage to property including the resulting from its acts or omissions of the Indemnifying Party.

CNI shall indemnify, defend and hold BULL harmless from third party claims arising out of anything provided by CNI or its agents to BULL in connection with this Agreement including, without limitation, the Product Specifications or due to the use or resale of any Products by CNI or others, except and to the extent those third party claims arise out of Bull's negligent acts or failure to comply with the terms of this Agreement.

19.3 The Indemnifying Party shall not implead or bring any action against the Indemnified Party and its Affiliates, their respective directors, officers, employees, agents in connection with any action by any of the Indemnifying Party's employees for any personal injury (including death) or property damage that occurs in the course or scope of employment of such person except to the extent such personal injury or property damage is directly caused by the negligence of the Indemnifying Party and/or its Affiliates or their employees or agents. The Indemnified Party and its AFFILIATES will notify the Indemnifying Party of any written claims or demands against it for which the Indemnifying Party is responsible hereunder.


CASTLE NETWORKS, INC.                                       COMPANY CONFIDENTIAL

EXECUTION VERSION                      16



19.4 This Agreement and its attachments make up the entire agreement between the parties regarding the Products. This Agreement supersedes all prior oral and written agreements and understandings between the parties relating to the Products, and may only be amended or modified in writing signed by an authorized representative of each party.

19.5 Unless otherwise agreed, CNI shall be (i) the exporter of record for any Products and/or Product documentation exported from the United States, and shall comply with all applicable U.S. export control statutes and regulations, and
(ii) the importer of record for all Products exported from the U.S. and later imported and returned to CNI or to BULL. BULL will cooperate with CNI in obtaining any export or import licenses for the Products.

19.6 CNI hereby certifies that it will not knowingly export directly or indirectly, any U.S. origin technical data or software acquired from BULL or any direct product of that technical data or software, to any country for which the United States Government requires an export license or other approval, without obtaining such approval from the United States Government. BULL will mark any and all export documentation with the following language when exporting on behalf of CNI: "These commodities, technology or software were exported from the United States in accordance with the Export Administration Regulations. Diversion contrary to U.S. Law is prohibited."

19.7 Except for the Products or portions of the Products which are the other party's design, each party is responsible for their portion of the design of the Products. Upon demand, that party will promptly defend, indemnify and hold the other party, its officers, directors, employees, agents, successors and assigns, harmless from and against every kind of cost, expense or loss (including attorneys' fees and legal costs) directly relating to any claim or threatened claim (a) that any Product or portion of a Product Violates the intellectual property rights of a third party (foreign or domestic); (b) that the Product has a design defect; or (c) arising from or related to the distribution, sale or use of any Product or portion of a Product. The immediately preceding sentence will apply whether the claim is based upon contract, tort or any other legal theory.

19.8 This Agreement is intended solely for the benefit of the executing parties and their permitted successors and assigns. No other person or entity shall have any rights under or in connection with this Agreement.

19.9 Neither party may sell, transfer or assign any right, duty or obligation granted or imposed upon it under this Agreement without the prior written consent of the other party, which consent shall not be unreasonably withhold or delayed. Notwithstanding anything to the contrary in this Agreement either party shall have the right to assign this Agreement, in whole or in part to any affiliate or to any entity who is not a direct competitor of Unisphere Solutions Inc, where such affiliate or entity purchases or succeeds to substantially all of the assets of the business to which this Agreement relates, effective upon written notice to the other party. The assigning party shall provide the other party with prior, to the maximum extent possible, written notice of such assignment

19.10 The parties agree that transmission of data by EDI (electronic data interchange) will not occur until a separate agreement governing such transmissions is executed. Upon execution, such EDI agreement will become an attachment to this Agreement


CASTLE NETWORKS, INC.                                       COMPANY CONFIDENTIAL

EXECUTION VERSION                      17




19.11 Neither party shall be liable for damages and costs to the other party arising out of delays or failures to perform under this Agreement if such delays or failures result from causes beyond the reasonable control of a party, and are not caused by an act or omission of such party. Notice of any such delays or failures and explanation of their causes must be given to the other party within two (2) days of the occurrence. As soon as it is reasonably apparent that the occurrence will likely cause a delay of more than thirty (30) days, the party against whom this section is invoked shall have the right to terminate the affected installments under any Purchase Order. This force majeure provision may not be invoked for failure or inability to make a payment under this Agreement.

19.12 CNI is the only entity authorized to purchase Product hereunder and BULL is the only entity authorized to manufacture hereunder. The individuals executing this Agreement certify they have the legal authority to bind that entity. Any affiliates, subsidiaries, and permitted assigns ("Assignees") of CNI which CNI wishes to purchase Product hereunder must execute a copy of this Agreement and CNI warrants that any and all obligations and debts of the Assignees will be discharged in a timely fashion.

19.13 This Agreement and performance by BULL and CNI under it shall be governed by the laws of the Commonwealth of Massachusetts.

19.14 Both parties pledge their full cooperation and good faith to settle any differences under this Agreement in a reasonable, business-like and commercial manner. However, in the event any difference can not be so settled, both parties shall submit the dispute to binding arbitration. The arbitration shall be conducted in accordance with the commercial dispute rules of the American Arbitration Association. The Arbitration shall occur in Boston or as otherwise agreed; provided, however, that the arbitrators may from time to time convene, carry on hearings, inspect property or documents, and take evidence at any location which they deem appropriate. The arbitration shall be held before a panel of three arbitrators, one selected by each party and the third (who shall preside) selected by the first two. The arbitrators shall be well-versed in any technology related to the subject matter of the dispute and have sole and complete discretion to decide the scope of any permitted discovery and to resolve any other disputes concerning the arbitration but may not limit, expand or otherwise modify the term of this Agreement and shall be bound by the limitations on liability contained herein. The arbitrators' award may in appropriate circumstances (other than in disputes concerning patents or other Proprietary Rights) provide for injunctive or other equitable relief. Judgment upon the decision rendered by the arbitrators may be entered in any court having jurisdiction. The institution and maintenance of an action for Injunction or other equitable relief or pursuit of a provisional or ancillary remedy shall not constitute a waiver of the right of any party, including the plaintiff, to submit the controversy or claim to arbitration if any other party contests such action for judicial relief. The remedies under this Agreement shall be cumulative and not exclusive, and election of one remedy shall not preclude pursuit of other remedies.


CASTLE NETWORKS, INC.                                       COMPANY CONFIDENTIAL

EXECUTION VERSION                      18




IN WITNESS WHEREOF, each party represents that it has caused this Agreement to be executed on its behalf on the date first above written (Effective Date) by a representative empowered to bind that party with respect to the undertakings and obligations contained herein.


CASTLE NETWORKS, INC.                    BULL NH INFORMATION SYSTEMS INC.,
                                         ACTING THROUGH ITS BULL ELECTRONICS
                                         DIVISION


By: /s/ Stephen J. Maffeo                By: /s/ Robert J. McCarthy
    --------------------------------         -----------------------------------
Printed Name: Stephen J. Maffeo          Printed Name: Robert J. McCarthy
              ----------------------                  --------------------------
Title: CFO                               Title: VP Sales & Marketing
       -----------------------------            --------------------------------





CASTLE NETWORKS, INC.                                       COMPANY CONFIDENTIAL

EXECUTION VERSION                      19



                                   SCHEDULE 1

                        PRODUCT SPECIFICATION AND PRICING

                                 (SEE ATTACHED)








CASTLE NETWORKS, INC.                                       COMPANY CONFIDENTIAL

EXECUTION VERSION                      20



Confidential Materials are omitted and filed separately with the Securities and
                Exchange Commission. Asterisks denote omissions.



------------------------------------------------------- ---------------------------------------------------
                                                        BULL ELECTRONICS
FY99-00 CASTLE NETWORKS PRICING                         WORLDWIDE MANUFACTURING SERVICES
---------------------------- -------- ------------- --- -------- ------------- ------------- -------------
                                        Q3 1999                    Q4 1999                     Q1 2000
                               Q3      Production         Q4      Production       FY00       Production
   Board No. Description       Qty       Cost*            Qty       Cost*         Q1 Qty        Cost**
---------------------------- -------- ------------- --- -------- ------------- ------------- -------------
        17-00000-00            100       $[**]            100       $[**]
       Shelf Cntrlr
         Rev. 3.4                                                               Need Forecast
---------------------------- -------- ------------- --- -------- ------------- ------------- -------------
        17-00001-00            300       $[**]            300       $[**]
    DXM (formerly DS3)
         Rev. 3.3                                                               Need Forecast
---------------------------- -------- ------------- --- -------- ------------- ------------- -------------
        17-00002-00
      Call Processor           100       $[**]            100       $[**]
         Rev. 2.7                                                               Need Forecast
---------------------------- -------- ------------- --- -------- ------------- ------------- -------------
       17-00004-000
      Shelf Cntrlr IO          100       $[**]            100       $[**]
         Rev. 2.0                                                               Need Forecast
---------------------------- -------- ------------- --- -------- ------------- ------------- -------------
        17-00006-00
          DXM IO
    (formerly DS3# IO)         300       $[**]            300       $[**]
         Rev. 2.2
      Multiples of 2                                                            Need Forecast
---------------------------- -------- ------------- --- -------- ------------- ------------- -------------
        17-00006-00
     DS# Redundant CCA
         Rev. 2.0               85       $[**]             85       $[**]
      Multiples of 2
   Min order of 6 months                                                        Need Forecast
---------------------------- -------- ------------- --- -------- ------------- ------------- -------------
        17-00007-00            100       $[**]            100       $[**]
         Rev. 1.10                                                              Need Forecast
---------------------------- -------- ------------- --- -------- ------------- ------------- -------------
        17-00009-00             54       $[**]             54       $[**]
        Fan Cntrlr
         Rev. 2.0
      Multiples of 4
   Min order of 6 months                                                        Need Forecast
---------------------------- -------- ------------- --- -------- ------------- ------------- -------------
        17-00010-00             25       $[**]            180       $[**]
            CXM                                                                 Need Forecast
---------------------------- -------- ------------- --- -------- ------------- ------------- -------------
        17-00011-00             25       $[**]            180       $[**]
          CXM I/O                                                               Need Forecast
---------------------------- -------- ------------- --- -------- ------------- ------------- -------------
        17-00012-00
       Term. Card L             50       $[**]             50       $[**]
         Rev. 1.0                                                               Need Forecast
---------------------------- -------- ------------- --- -------- ------------- ------------- -------------
        17-00013-00             50       $[**]             50       $[**]
       Term. Card L
         Rev. 1.0                                                               Need Forecast
---------------------------- -------- ------------- --- -------- ------------- ------------- -------------

* If actual quantities shipped to CNI during the applicable calendar quarter are different than the quantities set forth above, Bull reserves the right to requote the unit price to CNI based on actual quantities to be shipped.

** Q1 200 Production Cost shall depend on actual quantities shopped during Q1
   2000. If actual quantities shipped during Q1 2000 are at least equal to the quantities shown in Q4 above upon which Q4 1999 Production Costs are based, then Q1 2000 Production Cost shall be at least equal to such Q4 1999 Production Cost.

- Standard assembly lead time is 2-3 weeks. Add 1 additional week for flying probe test. Any delivers requested inside of these standard lead times will be quoted based individually base on capacity lead time. Lead times will have a quick turn surcharge assessed.

- Note -- Bull Electronics to procure materials and assemble quarterly. Finished shipments will be made monthly in lots designated by Castle Networks.

    PRODUCT SPECIFICATION PRICING ATTACHMENT AS SCHEDULE 1 OF THE CASTLE/BULL
                               PURCHASE AGREEMENT



CASTLE NETWORKS, INC.                                       COMPANY CONFIDENTIAL

EXECUTION VERSION                      21



                                   SCHEDULE 2

                        SUBCONTRACT QUALITY REQUIREMENTS

BULL shall be responsible for the following quality requirements:

-     Successful submission of a Quality Survey.
-     Follow CNI Workmanship Standards as they become available.
-     Ionic cleanliness testing is required per Bellcore TR-NWT-000078.
- Product is to be built per assembly drawings, BOM's and ECO's. Exceptions must be approved, in writing.
- Utilization of CNI Approved Vendor Listings, without exception, unless a documented waiver exists.
-     Maintain ISO9001 registration.
- Maintain BABT production quality assurance approval, including critical component listings and required test processes.
- Maintain all critical component listings and follow test processes as required for UL/CSA/ETL factory approval and audit.
- BULL is required to provide the following reports to CNI on a monthly basis:
      -     Factory Yields, including assembly and test.
- On new product/pilot runs, provide a written report on any design for manufacturability/testability issues encountered with the build of the product.
- CNI reserves the right to audit BULL's manufacturing and quality processes and procedures and to conduct periodic source inspection at BULL's facility.



CASTLE NETWORKS, INC.                                       COMPANY CONFIDENTIAL

EXECUTION VERSION                      22



                                   SCHEDULE 3

                           APPROVED VENDOR LIST (AVL)

An electronic copy of the AVL will be maintained by CNI and provided to Bull.



CASTLE NETWORKS, INC.                                       COMPANY CONFIDENTIAL

EXECUTION VERSION                      23



                                   SCHEDULE 4

                           TEST PROGRAMS AND FIXTURES

CASTLE NETWORKS TEST NRE                                                 9/15/99

PART NUMBER              ETCH REV PROBE       ICT FIXT          ICT PROG
17-00000-000                 3Y               Y                 Y
17-00001-000                 3Y               Y                 Y
17-00002-000                 2Y               Y                 Y
17-00004-000                 2N               Y                 Y
17-00005-000                 2N               Y                 Y
17-00006-000                 2N               N                 Y
17-00007-000                 1N               Y                 Y
17-00008-000                 na               na                na
17-00009-000                 2N               N                 Y
17-00010-000                 2Y               N                 N
17-00011-000                 1Y               N                 N
17-00012-000                 1Y               Y                 Y
17-00013-000                 1Y               Y                 Y



Note:  Some card share same fixture.





CASTLE NETWORKS, INC.                                       COMPANY CONFIDENTIAL

                                   ASSIGNMENT

This Assignment is made effective as of the         day of December, 1999 (the
"Effective Date") by and among Unisphere Solutions, Inc., One Executive Drive, Chelmsford, Massachusetts 01824 ("Unisphere"), Castle Networks, Inc. Agreement, One Executive Drive, Chelmsford, Massachusetts 01824 ("CNI") and Bull HN Information Systems Inc., 1001 Pawtucket Blvd., Lowell, Massachusetts 01854 ("Bull").

Whereas, CNI and Bull entered into a Master Manufacturing and Purchase Agreement dated September 22, 1999 (the "Agreement");

Whereas, subsequent to entering into the Agreement, CNI desires to have all purchase orders issued by, and all invoices issued to, its affiliate Unisphere, as part of an assignment by CNI of all of CNI's right, title and interest under the Agreement to Unisphere, and under the terms of the Agreement, in order to effectuate such an assignment, the written consent of Bull is required;

Whereas, Bull is willing to accept such assignment on the terms and conditions set forth herein, subject to Unisphere agreeing to the terms and conditions of such assignment, as set forth herein;

Now therefore, in consideration of the foregoing mutual premises and promises hereinafter set forth, the parties agree as follows:

1. As of the Effective Date, CNI hereby assigns to Unisphere, and Unisphere hereby assumes all rights and obligations of CNI in the Agreement, including, without limitation, that any and all purchase orders and other liabilities originally issued and/or incurred by CNI under the Agreement as of the Effective Date shall be assigned to Unisphere.

2. As of the Effective Date, Unisphere accepts the assignment of the Agreement as set forth in Section 1 and hereby assumes all rights and obligations in the Agreement, including, without limitation, (a) all rights under any and all purchase orders outstanding as of the Effective Date and any and all invoices issued originally to CNI as of the Effective Date, in each case, to the extent such purchase orders have been issued and invoices sent to CNI under the Agreement and (b) all rights and obligations that may arise after the Effective Date to the extent that Unisphere issues purchase orders or otherwise desires Bull to manufacture Products or provide any of the services described in the Agreement.

3. Subject to the assignment and as set forth in Section 1 and the acceptance of such assignment as set forth in Section 2, Bull hereby consents to the assignment of the Agreement from CNI to Unisphere.

4. Except as expressly amended hereby, all of the terms and conditions of the Agreement shall remain in full force and effect except that any reference in the Agreement to CNI shall instead be deemed to be a reference to Unisphere.

IN WITNESS WHEREOF, the parties have caused their duly authorized representatives to have executed this Assignment of the Effective Date.

UNISPHERE SOLUTIONS, INC.                    CASTLE NETWORKS, INC.
By: /s/ Stephen J. Maffeo                    By: /s/ Stephen J. Maffeo
   ------------------------------               -----------------------------
Printed Name:                                Printed Name: Stephen J. Maffeo
             --------------------                         -------------------
Title:                                       Title: CFO Castle Networks
      ---------------------------                  --------------------------

                  BULL HN INFORMATION SYSTEMS INC.,
                  ACTING THROUGH ITS BULL ELECTRONICS DIVISION

                  By: /s/ Robert J. McCarthy
                     -------------------------------------
                  Printed Name: Robert J. McCarthy
                               ---------------------------
                  Title: V.P. Sales & Mktg.
                        ----------------------------------